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                                                                   EXHIBIT 10.16

                 BOARD OBSERVER AND VISITATION RIGHTS AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into as of March 20, 1997 by and between SENSUS DRUG DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"), and THE GOLDMAN SACHS GROUP, L.P., a Delaware limited partnership (the "GS Group").

     WHEREAS, the Company is offering 625,000 shares of its Series B Preferred Stock (the "Shares") to the GS Group as set forth in certain agreements and instruments separate from this Agreement; and

     WHEREAS, the Company, to induce the GS Group to purchase the Shares, has offered the GS Group the right to an observer on the Company's Board of Directors and certain inspection rights as provided in this Agreement, and the GS Group desires to accept such offer.

     NOW, THEREFORE, in consideration of the foregoing recitals, the GS Group's purchase of the Shares, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the GS Group to purchase the Shares, the parties hereto agree as follows:

     SECTION 1. INSPECTION RIGHTS. The GS Group or its authorized representative shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, including its books and records (and to make copies thereof and to take extracts therefrom), and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers and its independent public accountants, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 1 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     SECTION 2. VISITATION RIGHTS. The Company shall allow one representative designated by the GS Group to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors.

     SECTION 3. CONFIDENTIALITY OF RECORDS. The GS Group agrees to use, and to use all commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as the GS Group uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that the GS Group may disclose such proprietary or confidential information (i) to any partner, employee, subsidiary or parent of the GS Group for the purpose of evaluating its investment in the Company as long as such

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partner, employee, subsidiary or parent is advised of the confidentiality provisions of this Section 3, (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation or (iii) with the prior written consent of the Company, which shall not be unreasonably withheld, to any bona fide prospective purchaser of its capital stock in the Company.

     SECTION 4. DISCLOSURE OF INVESTMENT. The Company shall not (i) use in advertising or publicity the name of the GS Group or any of its affiliates, or any stockholder, partner or employee of the GS Group or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the GS Group or any of its affiliates, in any case without the prior written consent of such party, which consent shall not be unreasonably withheld or delayed or (ii) represent that any product or service provided by the Company has been approved or endorsed by the GS Group or any of its affiliates without the prior written consent of the GS Group, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may disclose: (i) that the GS Group is a stockholder of the Company, (ii) the aggregate purchase price paid by GS Group in connection with its investment in the Company and (iii) the percentage of the outstanding shares of capital stock of the Company held by the GS Group.

     SECTION 5. INVESTMENT BANKING SERVICES. So long as the GS Group (together with its affiliates) shall own 300,000 or more shares of Series B Preferred Stock (or Common Stock issued upon conversion of such shares), as adjusted for stock splits, combinations and the like, the Company agrees that it shall not grant to another investment bank the first right of refusal, the first right of negotiation or similar right to act as the Company's investment banker or to otherwise provide investment banking services to the Company with respect to any matter (including, without limitation, with respect to the sale of the Company or any of its subsidiaries) or to act as the lead managing underwriter for the initial public offering of the Company's equity securities (the "IPO"). This covenant shall terminate on the effective date of the registration statement pertaining to the Company's IPO.

     SECTION 6. GRANT OF REGISTRATION RIGHTS TO HOLDERS OF COMMON STOCK. So long as the GS Group (together with its affiliates) shall own 300,000 or more shares of Series B Preferred Stock (or Common Stock issued upon conversion of such shares), as adjusted for stock splits, combinations and the like, the Company agrees that it shall not grant any registration rights to the holders of Company Common Stock unless the Company has first obtained the consent of the holders of 58% of the outstanding Registrable Securities (as defined in that certain Amended and Restated Investor Rights Agreement of even date herewith).

     SECTION 7. TERMINATION OF COVENANTS. Except for the covenants contained in Sections 5 and 6 (which shall terminate as set forth therein), all covenants of the Company contained in this Agreement shall expire and terminate on the earlier of (i) the effective date of the registration statement pertaining to the Company's IPO or (ii) the date on which the GS Group no longer holds the Shares.

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     SECTION 8.  MISCELLANEOUS.

     A. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     B. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     C. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

     D. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     E. ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     F. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     G. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date set forth in the first paragraph hereof.


SENSUS DRUG DEVELOPMENT CORPORATION            THE GOLDMAN SACHS GROUP,L.P.

                                               By: THE GOLDMAN SACHS CORPORATION


By:__________________________________          _________________________________
                                               J. David Rogers
Name:________________________________          Executive Vice President

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Title:______________________________

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